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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

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
                                                   JURISDICTION                PERCENTAGE OF
                                                       OF                      VOTING STOCK
     NAME OF ENTITY                               INCORPORATION                  OWNED BY
                                                  OR FORMATION                 SHOLODGE, INC.
MOBAT, Inc.                                         Tennessee                      100%
Shoney's Inn of Lebanon, Inc.                       Tennessee                      100%
Nashville Air Associates, Inc.                      Tennessee                      100%
Moore and Associates, Inc.                          Tennessee                      100%
Virginia Inns, Inc.                                 Tennessee                      100%
Sumner Ventures, Inc.                               Tennessee                      100%
ShoLodge Franchise Systems, LLC                     Tennessee                      100%
Sunshine Inns, Inc.                                 Tennessee                      100%
SLI Enterprises, Inc.                               Tennessee                      100%
Midwest Inns, Inc.                                  Tennessee                      100%
Southeast Texas Inns, Inc.                          Tennessee                      100%
The Hotel Group, Inc.                               Kansas                         100% (1)
Carolina Inns, Inc.                                 Tennessee                      100%
Alabama Lodging Corporation                         Tennessee                      100%
ShoLodge Beverage Corporation                       Texas                          100% (2)
Suite Tenant, Inc.                                  Tennessee                      100%
InnLink, LLC                                        Tennessee                      100%
Demonbreun Hotel Associates, Ltd.                   Tennessee                       90% (3)
Shoney's Inns of New Orleans, Ltd.                  Tennessee                       75%
Shoney's Inn of Gulfport, Ltd.                      Tennessee                       75%
Shoney's Inn of Bossier City, Ltd.                  Tennessee                       75%
Shoney's Inn of Atlanta, N.E.                       Tennessee                       75% (4)
Atlanta Shoney's Inns Joint Venture                 Tennessee                    73.33% (4)
Shoney's Inn of Stockbridge                         Tennessee                       55% (5)
Shoney's Inn North, L.P.                            Tennessee                      100% (6)
Guesthouse Franchise Systems, LLC                   Tennessee                      100%
Guesthouse International Franchise
   Systems, Inc.                                    Georgia                        100% (7)

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(1) Through Midwest Inns, Inc.
(2) Through Southeast Texas Inns, Inc.
(3) 20% through Sumner Ventures, Inc.
(4) Through MOBAT, Inc.
(5) Through Atlanta Shoney's Inns Joint Venture
(6) 50% through Shoney's Inn of Lebanon, Inc.
(7) Through Guesthouse Franchise Systems, LLC